Michael Kors Reorganizes Leadership Team

Philippa Newman Promoted to Chief Product Officer

Remains Focused on Returning to Growth

London — November 26, 2024 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, announced today that Michael Kors is reorganizing its leadership team. John D. Idol, Chairman and Chief Executive Officer of Capri Holdings, will assume the role of Chief Executive Officer of Michael Kors. Effective December 2, 2024, Philippa Newman will be promoted to Michael Kors Chief Product Officer. Ms. Newman joined Michael Kors over 14 years ago having most recently served as the President of Accessories and Footwear. In this new role, Ms. Newman will report to Mr. Idol and oversee merchandising, production, licensing and design across all product categories, in partnership with Chief Creative Officer Michael Kors.

“I am excited to continue to partner with Michael, John and the leadership team to achieve our strategic objectives and reinvigorate the Michael Kors brand,” said Philippa Newman. “Michael Kors has strong brand equity and tremendous potential. I am confident that by consolidating design, merchandising, production, and licensing under a unified team we can more effectively execute our strategies, including delivering more targeted product to different consumer cohorts, in order to return Michael Kors to growth.”

Additionally, as part of its reorganization plans and expense reduction initiatives, the company announced that Cedric Wilmotte will leave the organization. John D. Idol, Chairman and Chief Executive Officer of Capri Holdings, said, “I would like to thank Cedric for his significant contributions over the last 16 years. We wish him all the best in his future endeavors.”

Mr. Idol continued, “As I stated on our recent investor call, we are moving quickly to implement strategic initiatives to stabilize revenues and return to growth. This reorganization reinforces Michael Kors’ plans to engage and energize both new and loyal consumers, create exciting fashion and core products with compelling value, improve store productivity and return our wholesale business to growth. Philippa is a dynamic leader with an exceptional breadth of experience developing compelling product for our consumers. I am confident that in her new role as Chief Product Officer for Michael Kors she will successfully lead the execution of our product transformation strategy and drive growth for Michael Kors across all channels.”

About Capri Holdings Limited

Capri Holdings is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward-Looking Statements

This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors are identified in the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2024 filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234

Jennifer.Davis@CapriHoldings.com
Media:
Press@CapriHoldings.com